Exhibit 99.01

GENSPERA WINS SUMMARY JUDGMENT IN MHAKA LITIGATION

SAN ANTONIO, Texas, September 18, 2014 – GenSpera, Inc. (OTCQB: GNSZ), a leader in developing prodrug therapeutics for the treatment of cancer, today announced that the United States District Court for the District of Maryland has granted the company’s summary judgment with respect to all pending claims asserted against it by Annastasiah Mhaka.

“We welcome the court’s decision and are pleased with the result,” said Craig Dionne, GenSpera’s CEO. “We believe that our defense against these claims has demonstrated GenSpera’s commitment to protecting its technologies and intellectual property portfolio.”

As previously announced in the company’s public filings, on March 12, 2012, as a result of certain allegations made by Ms. Mhaka, GenSpera instituted a declaratory judgment action against Annastasiah Mhaka in the United States District Court for the District of Maryland: GenSpera, Inc. v. Mhaka, Civil Action No. MJG-12-772 (D. Md.) seeking a declaratory judgment that Ms. Mhaka should not be added as an inventor to either the US 7,468,354 patent or the US 7,767,648 patent (the ‘354 patent and ‘648 patents) (the first of which claims the company’s proprietary PSMA-activated lead drug candidate, mipsagargin, and the latter of which claims methods of use of mipsagargin). On May 1, 2013, the Court granted GenSpera’s motion for summary judgment and issued a declaratory judgment establishing that Ms. Mhaka should not be added to the two patents under 35 U.S.C. § 256.

As part of the litigation, Ms. Mhaka made certain counterclaims against GenSpera, along with Drs. Samuel Denmeade and John Isaacs (two of the company’s co-founders), based on allegations that she had been wrongly omitted from the ‘354 patent and ‘648 patent. On January 2, 2014, Drs. Isaacs and Denmeade moved for summary judgment, and GenSpera joined in the motion. On May 6, 2014, GenSpera moved separately for summary judgment, a motion that Drs. Denmeade and Isaacs joined in part.

On September 12, 2014, the Court granted GenSpera’s motion for summary judgment as well as the motion for summary judgment filed by Drs. Denmeade and Isaacs.  Judgment in favor of GenSpera, Dr. Isaacs, and Dr. Denmeade was entered concurrently.

About GenSpera

GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that provides for the targeted release of drug candidates within a tumor. Unlike typical chemotherapeutic agents, thapsigargin results in cell death irrespective of the rate of cell division, which may provide an effective approach to kill both fast- and slow-growing cancers. GenSpera’s lead drug candidate, mipsagargin, is activated by the enzyme PSMA, which is found at high levels in the vasculature of liver and glioblastoma cancers and in the vasculature of almost all other solid tumors. Mipsagargin is therefore expected to have potential efficacy in a wide variety of tumor types.

Mipsagargin Phase II clinical trials are underway in both hepatocellular carcinoma (liver cancer) and glioblastoma patients (brain cancer).

For more information, please visit the company’s website: www.genspera.com or follow us on Twitter @GenSperaNews.

Company presentations are available at: http://www.genspera.com/

Watch the Corporate Video:

http://youtu.be/jULjEul-mBk

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements. Investors are cautioned that statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports filed with the Securities and Exchange Commission.

CONTACT:

Company:

Craig Dionne, PhD, CEO

GenSpera, Inc. (210) 479-8112

Investor Relations:

Steve Gersten

Capital Markets Group

Steve@CapMarketsGroup.com

+1-813-926-8920

Media:

Dawn Van Zant

(800) 665 0411